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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CMGI, Inc.:

We consent to incorporation by reference in the registration statements No. 333-71863, No. 333-90587, No. 333-93005 and No. 333-44276 on Form S-3 and No. 33-
86742, No. 333-06745, No. 333-91117, No. 333-93189, No. 333-94479, No. 333-
94645, No. 333-95977 and No. 333-33864 on Form S-8 of CMGI, Inc. of our report dated September 21, 2000, except as to Note 20, which is as of October 27, 2000, relating to the consolidated balance sheets of CMGI, Inc. and subsidiaries as of July 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended July 31, 2000, and of our report dated September 21, 2000 relating to the consolidated financial statement schedule, which reports appear in the July 31, 2000 annual report on Form 10-K of CMGI, Inc.


                                                     /s/ KPMG LLP


Boston, Massachusetts
October 27, 2000